EXHIBIT 99.1

For more information, contact:

Katharine Raymond

Investor Relations Coordinator

Acxiom Corporation

(501) 342-1321

EACXM

Acxiom Announces Second-Quarter Results

Earnings growth among highlights of Company performance

LITTLE ROCK, Ark. — October 25, 2006 — Acxiom® Corporation (Nasdaq: ACXM) today announced financial results for the second quarter of fiscal 2007 ended September 30, 2006. Acxiom will hold a conference call at 4:30 p.m. CDT today to discuss this information further. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com.

Year over year, second-quarter earnings per diluted share increased 213 percent to $.25. Consolidated net earnings for the quarter increased 204 percent to $21.7 million. Gross margin increased to 27.5 percent from 26.2 percent in the same quarter a year ago. Second-quarter revenue totaled $348.3 million, an increase of 5.4 percent over the same quarter last year.

“We are pleased that Acxiom delivered another solid performance in the second quarter and remains on track to meet the fiscal 2007 targets we communicated at our Sept. 27 analysts’ meeting in New York,” Company Leader Charles D. Morgan said. “We continue to execute the fundamentals of our business and are delivering the results that we expected. I believe we are well positioned for a successful second half of the fiscal year.”

Highlights of Acxiom’s second-quarter performance include:

•	Revenue of $348.3 million, up 5.4 percent from $330.5 million in the second quarter a year ago.
•

Income from operations of $41.9 million, a 123 percent increase compared to $18.8 million in the second quarter last year. Last year’s second-quarter results included the impact of net pretax charges of $15.8 million associated with restructuring, the sale of non-strategic operations and other unusual items. Excluding the impact of those charges, income from operations would have been up 21 percent. A reconciliation of the adjusted prior-year information is attached to this press release.

•

Diluted earnings per share of $.25, a 213 percent increase compared to $.08 in the second quarter of fiscal 2006. The impact of the net charges described above reduced diluted EPS by $.12 for the second quarter last year. Excluding this impact, diluted earnings per share increased 25 percent.

•

Operating cash flow of $64.4 million and free cash flow available to equity of $15.3 million. Free cash flow available to equity is a non-GAAP financial measure, and a reconciliation to the comparable GAAP measure, operating cash flow, is attached to this press release.

•	Gross margin of 27.5 percent compared to 26.2 percent in the same quarter last year.
•	Computer, communications and other equipment expense equaling 20.9 percent of revenue compared to 23.1 percent of revenue in the second quarter of fiscal 2006.

“The improvement in our earnings and margins – assisted by reduced computer expense as a percentage of revenue – shows the increasing strength of our business and the results of our initiatives to improve operational efficiencies,” Morgan said.

Morgan also noted that Acxiom recently completed new contracts with Procter & Gamble Co., E*TRADE FINANCIAL Corporation, D&B and Safety-Kleen Systems, Inc.

Outlook

The Company’s expectations are communicated in the Financial Road Map, which includes a chart summarizing the one-year and long-term goals as well as an explanation of the assumptions and definitions that accompany these goals. Acxiom’s current Financial Road Map reflects the Company’s current expectations for fiscal year 2007, and the long-term goals reflect expected performance in fiscal 2010.

Detailed information from our analysts’ day September 27 in New York is also posted on www.acxiom.com.

These financial projections are based on the assumptions and limitations set forth in the Financial Road Map. These projections are forward looking, and actual results may differ materially. These projections may be impacted by mergers, acquisitions, divestitures or other business combinations that may be completed in the future as well as the other factors set forth below.

About Acxiom

Acxiom Corporation (Nasdaq: ACXM) integrates data, services and technology to create and deliver customer and information management solutions for many of the largest, most respected companies in the world. The core components of Acxiom’s innovative solutions are Customer Data Integration (CDI) technology, data, database services, IT outsourcing, consulting and analytics, and privacy leadership. Founded in 1969, Acxiom is headquartered in Little Rock, Arkansas, with locations throughout the United States and Europe, and in Australia and China.

For more information, visit www.acxiom.com.

This release and today’s conference call contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially. Such statements may include but are not necessarily limited to the following: that the Company is continuing to experience continued improvement and momentum in financial performance, that we expect that continued focus on expense controls will lead to continued improvement in operating margins, that the projected revenue, operating margin, return on assets and return on invested capital, operating cash flow and free cash flow, borrowings, dividends and other metrics referred to in the Financial Road Map attached to this release will be within the estimated ranges; that the Company has identified categories of opportunity that provide upside to the ranges of the Financial Road Map, that the estimations of revenue, earnings, cash flow, growth rates, restructuring charges and expense reductions will be within the estimated ranges; and that the business pipeline and our anticipated cost structure will allow us to continue to meet or exceed revenue, cash flow and other projections. The following are important factors, among others, that could cause actual results to differ materially from these forward-looking statements: The possibility that certain contracts may not be closed, or may not be closed within the anticipated time frames; the possibility that clients may attempt to reduce the amount of business they do with the Company; the possibility that in the event that a change of control of the Company was sought that certain of the clients of the Company would invoke certain provisions in their contracts resulting in a decline in the revenue and profit of the Company; the possibility that certain contracts may not generate the anticipated revenue or profitability; the possibility that negative changes in economic or other conditions might lead to a reduction in demand for our products and services; the possibility of an economic slowdown or that economic conditions in general will not be as expected; the possibility that the historical seasonality of our business may change; the possibility that significant customers may experience extreme, severe economic difficulty; the possibility that the integration of acquired businesses may not be as successful as planned; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that sales cycles may lengthen; the possibility that we may not be able to attract and retain qualified technical and leadership associates, or that we may lose key associates to other organizations; the possibility that we won’t be able to properly motivate our sales force or other associates; the possibility that we won’t be able to achieve cost reductions and avoid unanticipated costs; the possibility that we won’t be able to continue to receive credit upon satisfactory terms and conditions; the possibility that competent, competitive products, technologies or services will be introduced into the marketplace by other companies; the possibility that we may be subjected to pricing pressure due to market conditions and/or competitive products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the Company; the possibility that changes in accounting pronouncements may occur and may impact these projections; the possibility that we won’t be able to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that there will be changes in the legislative, accounting, regulatory and consumer environments affecting our business, including but not limited to litigation, legislation, regulations and customs relating to our ability to collect, manage, aggregate and use data; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services; the possibility that we may enter into short-term contracts which would affect the predictability of our revenues; the possibility that the amount of ad hoc, volume-based and project work will not be as expected; the possibility that we may experience a loss of data center capacity or interruption of telecommunication links or power sources; the possibility that we may experience failures or breaches of our network and data security systems, leading to potential adverse publicity, negative customer reaction, or liability to third parties; the possibility that postal rates may increase, thereby leading to reduced volumes of business; the possibility that our clients may cancel or modify their agreements with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that we experience processing errors which result in credits to customers, re-performance of services or payment of damages to customers; the possibility that the services of the United States Postal Service, their global counterparts and other delivery systems may be disrupted; and the possibility that we may be affected by other competitive factors.

With respect to the Financial Road Map, all of the above factors apply, along with the following which were assumptions made in creating the Financial Road Map: that the U.S. and global economies will continue to improve at a moderate pace; that global growth will continue to be strong and that globalization trends will continue to grow at an increasing pace; that Acxiom’s computer, communications and other equipment expenses will continue to fall as a percentage of revenue; that the Customer Information Infrastructure (CII) grid-based environment will continue to be implemented successfully over the next 3-4 years and that the new CII infrastructure will continue to provide increasing operational efficiencies; that the acquisitions of companies operating primarily outside of the United States will be successfully integrated and that significant efficiencies will be realized from this integration; relating to operating cash flow and free cash flow, that sufficient operating and capital lease arrangements will continue to be available to the Company to provide for the financing of most of its computer equipment and that software suppliers will continue to provide financing arrangements for most of the software purchases; relating to revolving credit line balance, that free cash flow will meet expectations and that the Company will use free cash flow to pay down bank debt, buy back stock and fund dividends; relating to annual dividends, that the Board of Directors will continue to approve quarterly dividends and will vote to increase dividends over time; relating to diluted shares, that the Company will meet its cash flow expectations and that potential dilution created through the issuance of equity instruments will be mitigated by continued stock repurchases in accordance with the Company’s stock repurchase program. With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

Other factors are detailed from time to time in our periodic reports and registration statements filed with the United States Securities and Exchange Commission. We believe that we have the product and technology offerings, facilities, associates and competitive and financial resources for continued business success, but future revenues, costs, margins and profits are all influenced by a number of factors, including those discussed above, all of which are inherently difficult to forecast.

We undertake no obligation to update the information contained in this press release, including the Financial Road Map or any other forward-looking statement.

Acxiom is a registered trademark of Acxiom Corporation.

###

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended
	September 30,
			$	%
	2006	2005	Variance	Variance

Revenue:
Services	266,099	253,193	12,906	5.1%
Data	82,220	77,330	4,890	6.3%
Total revenue	348,319	330,523	17,796	5.4%

Operating costs and expenses:
Cost of revenue
Services	201,384	191,883	9,501	5.0%
Data	51,062	52,124	(1,062)	(2.0%)
Total cost of revenue	252,446	244,007	8,439	3.5%

Services gross margin	24.3%	24.2%
Data gross margin	37.9%	32.6%
Total gross margin	27.5%	26.2%

Selling, general and administrative	54,008	54,902	(894)	(1.6%)
Gains, losses and other items, net	-	12,799	(12,799)	0.0%

Total operating costs and expenses	306,454	311,708	(5,254)	(1.7%)

Income from operations	41,865	18,815	23,050	122.5%

Other income (expense):
Interest expense	(8,950)	(7,416)	(1,534)	20.7%
Other, net	2,685	1,050	1,635	155.7%

Total other income (expense)	(6,265)	(6,366)	101	(1.6%)

Earnings before income taxes	35,600	12,449	23,151	186.0%

Income taxes	13,884	5,300	8,584	162.0%

Net earnings	21,716	7,149	14,567	203.8%

Earnings per share:

Basic	0.25	0.08	0.17	212.5%

Diluted	0.25	0.08	0.17	212.5%

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Six Months Ended
	September 30,
			$	%
	2006	2005	Variance	Variance

Revenue:
Services	527,991	491,692	36,299	7.4%
Data	157,033	149,102	7,931	5.3%
Total revenue	685,024	640,794	44,230	6.9%

Operating costs and expenses:
Cost of revenue
Services	397,457	386,232	11,225	2.9%
Data	100,634	101,009	(375)	(0.4%)
Total cost of revenue	498,091	487,241	10,850	2.2%

Services gross margin	24.7%	21.4%
Data gross margin	35.9%	32.3%
Total gross margin	27.3%	24.0%

Selling, general and administrative	108,753	108,602	151	0.1%
Gains, losses and other items, net	-	11,162	(11,162)	0.0%

Total operating costs and expenses	606,844	607,005	(161)	(0.0%)

Income from operations	78,180	33,789	44,391	131.4%

Other income (expense):
Interest expense	(16,719)	(12,578)	(4,141)	32.9%
Other, net	3,332	1,941	1,391	71.7%

Total other income (expense)	(13,387)	(10,637)	(2,750)	25.9%

Earnings before income taxes	64,793	23,152	41,641	179.9%

Income taxes	25,269	9,364	15,905	169.9%

Net earnings	39,524	13,788	25,736	186.7%

Earnings per share:

Basic	0.45	0.15	0.30	200.0%

Diluted	0.44	0.15	0.29	193.3%

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended

	September 30,	June 30,	$	%
	2006	2006	Variance	Variance

Revenue:
Services	266,099	261,892	4,207	1.6%
Data	82,220	74,813	7,407	9.9%
Total revenue	348,319	336,705	11,614	3.4%

Operating costs and expenses:
Cost of revenue
Services	201,384	196,073	5,311	2.7%
Data	51,062	49,572	1,490	3.0%
Total cost of revenue	252,446	245,645	6,801	2.8%

Services gross margin	24.3%	25.1%
Data gross margin	37.9%	33.7%
Total gross margin	27.5%	27.0%

Selling, general and administrative	54,008	54,745	(737)	(1.3%)

Total operating costs and expenses	306,454	300,390	6,064	2.0%

Income from operations	41,865	36,315	5,550	15.3%

Other income (expense):
Interest expense	(8,950)	(7,769)	(1,181)	15.2%
Other, net	2,685	647	2,038	315.0%

Total other income (expense)	(6,265)	(7,122)	857	(12.0%)

Earnings before income taxes	35,600	29,193	6,407	21.9%

Income taxes	13,884	11,385	2,499	21.9%

Net earnings	21,716	17,808	3,908	21.9%

Earnings per share:

Basic	0.25	0.20	0.05	25.0%

Diluted	0.25	0.20	0.05	25.0%

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Three Months Ended

	September 30,	September 30,	June 30,
	2006	2005	2006

Basic earnings per share:

Numerator - net earnings	21,716	7,149	17,808

Denominator - weighted-average shares outstanding	86,000	86,998	88,155

Basic earnings per share	0.25	0.08	0.20

Diluted earnings per share:

Numerator - net earnings

Net earnings	21,716	7,149	17,808

Denominator:

Weighted-average shares outstanding	86,000	86,998	88,155

Dilutive effect of common stock options, warrants and restricted stock	2,203	2,599	2,268

	88,203	89,597	90,423

Diluted earnings per share	0.25	0.08	0.20

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Six Months Ended
	September 30,

	2006	2005

Basic earnings per share:

Numerator - net earnings	39,524	13,788

Denominator - weighted-average shares outstanding	87,078	89,021

Basic earnings per share	0.45	0.15

Diluted earnings per share:

Numerator - net earnings

Net earnings	39,524	13,788

Denominator:

Weighted-average shares outstanding	87,078	89,021

Dilutive effect of common stock options, warrants and restricted stock	2,235	2,676

	89,313	91,697

Diluted earnings per share	0.44	0.15

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	September 30,	September 30,	June 30,
Revenue:	2006	2005	2006

US services & data	300,204	286,326	291,419
International services & data	48,115	44,197	45,286

Total revenue	348,319	330,523	336,705

US supplemental information:
Services & data excluding IT mgmt	211,447	200,566	201,242
IT management services	88,757	85,760	90,177
	300,204	286,326	291,419

International supplemental information:
Services & data excluding IT mgmt	48,115	44,197	45,286

Income from operations:

US services & data	40,090	32,646	35,950
International services & data	1,775	(1,032)	365
Corporate & other	-	(12,799)	-

Total income from operations	41,865	18,815	36,315

Margin:

US services & data	13.4%	11.4%	12.3%
International services & data	3.7%	-2.3%	0.8%

Total margin	12.0%	5.7%	10.8%

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Six Months Ended
	September 30,

Revenue:	2006	2005

US services & data	591,623	551,760
International services & data	93,401	89,034

Total revenue	685,024	640,794

US supplemental information:
Services & data excluding IT mgmt	412,689	379,198
IT management services	178,934	172,562
	591,623	551,760

International supplemental information:
Services & data excluding IT mgmt	93,401	89,034

Income from operations:

US services & data	76,040	47,363
International services & data	2,140	(2,412)
Corporate & other	-	(11,162)

Total income from operations	78,180	33,789

Margin:

US services & data	12.9%	8.6%
International services & data	2.3%	-2.7%

Total margin	11.4%	5.3%

ACXIOM CORPORATION AND SUBSIDIARIES
DATA REVENUE AND COST OF DATA SUPPLEMENTAL SCHEDULE
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	September 30,	September 30,	$	%	June 30,	$	%
	2006	2005	Variance	Variance	2006	Variance	Variance

Data	62,654	58,182	4,472	7.7%	54,530	8,124	14.9%
Passthrough data	19,566	19,148	418	2.2%	20,283	(717)	(3.5%)

Total data revenue	82,220	77,330	4,890	6.3%	74,813	7,407	9.9%

Cost of data revenue:
Data	31,496	32,976	(1,480)	(4.5%)	29,289	2,207	7.5%
Passthrough data	19,566	19,148	418	2.2%	20,283	(717)	(3.5%)

Total cost of data	51,062	52,124	(1,062)	(2.0%)	49,572	1,490	3.0%

Margin:

Data	49.7%	43.3%			46.3%
Passthrough data	0.0%	0.0%			0.0%
Total data	37.9%	32.6%			33.7%

ACXIOM CORPORATION AND SUBSIDIARIES
DATA REVENUE AND COST OF DATA SUPPLEMENTAL SCHEDULE
(Unaudited)
(Dollars in thousands)

	For the Six Months Ended
	September 30,
			$	%
	2006	2005	Variance	Variance

Data	117,183	111,400	5,783	5.2%
Passthrough data	39,850	37,702	2,148	5.7%

Total data revenue	157,033	149,102	7,931	5.3%

Cost of data revenue:
Data	60,784	63,307	(2,523)	(4.0%)
Passthrough data	39,850	37,702	2,148	5.7%

Total cost of data	100,634	101,009	(375)	(0.4%)

Margin:

Data	48.1%	43.2%
Passthrough data	0.0%	0.0%
Total data	35.9%	32.3%

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	September 30,	March 31,	$	%
	2006	2006	Variance	Variance

Assets
Current assets:
Cash and cash equivalents	91,832	7,705	84,127	1091.8%
Trade accounts receivable, net	265,685	261,624	4,061	1.6%
Deferred income taxes	24,513	24,587	(74)	(0.3%)
Other current assets	47,951	44,937	3,014	6.7%

Total current assets	429,981	338,853	91,128	26.9%

Property and equipment	698,037	662,948	35,089	5.3%
Less - accumulated depreciation and amortization	371,937	329,177	42,760	13.0%

Property and equipment, net	326,100	333,771	(7,671)	(2.3%)

Software, net of accumulated amortization	39,392	45,509	(6,117)	(13.4%)
Goodwill	477,885	472,401	5,484	1.2%
Purchased software licenses, net of accumulated amortization	155,006	155,518	(512)	(0.3%)
Unbilled and notes receivable, excluding current portions	21,014	19,139	1,875	9.8%
Deferred costs, net	128,682	112,817	15,865	14.1%
Data acquisition costs	35,103	40,828	(5,725)	(14.0%)
Other assets, net	20,159	21,662	(1,503)	(6.9%)

	1,633,322	1,540,498	92,824	6.0%

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term obligations	98,028	93,518	4,510	4.8%
Trade accounts payable	44,304	44,144	160	0.4%
Accrued payroll and related expenses	31,929	32,139	(210)	(0.7%)
Other accrued expenses	78,951	81,428	(2,477)	(3.0%)
Deferred revenue	109,471	123,916	(14,445)	(11.7%)
Income taxes	3,439	4,845	(1,406)	(29.0%)

Total current liabilities	366,122	379,990	(13,868)	(3.6%)

Long-term obligations:
Long-term debt and capital leases, net of current installments	697,051	353,692	343,359	97.1%
Software and data licenses, net of current installments	26,036	22,723	3,313	14.6%

Total long-term obligations	723,087	376,415	346,672	92.1%

Deferred income taxes	77,560	77,916	(356)	(0.5%)

Commitments and contingencies

Stockholders' equity:
Common stock	11,050	10,946	104	1.0%
Additional paid-in capital	696,828	677,026	19,802	2.9%
Unearned stock-based compensation	-	(1,941)	1,941	(100.0%)
Retained earnings	440,994	410,278	30,716	7.5%
Accumulated other comprehensive loss	8,703	2,205	6,498	294.7%
Treasury stock, at cost	(691,022)	(392,337)	(298,685)	76.1%

Total stockholders' equity	466,553	706,177	(239,624)	(33.9%)

	1,633,322	1,540,498	92,824	6.0%

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	September 30,

	2006	2005

Cash flows from operating activities:
Net earnings	21,716	7,149
Non-cash operating activities:
Depreciation and amortization	56,936	57,104
Gain on disposal or impairment of assets, net	(1,586)	(970)
Deferred income taxes	(189)	4,380
Non-cash stock compensation expense	591	324
Changes in operating assets and liabilities:
Accounts receivable	(5,039)	(22,583)
Other assets	(4,576)	2,785
Accounts payable and other liabilities	920	(2,288)
Deferred revenue	(4,364)	(1,116)

Net cash provided by operating activities	64,409	44,785

Cash flows from investing activities:
Disposition of operations	-	1,529
Sale of assets	-	3,613
Capitalized software	(6,926)	(5,809)
Capital expenditures	(3,260)	(3,025)
Cash collected from the sale and license of software	5,000	-
Deferral of costs	(16,559)	(18,703)
Payments received from investments	1,925	41
Net cash paid in acquisitions	-	(34,807)

Net cash used by investing activities	(19,820)	(57,161)

Cash flows from financing activities:
Proceeds from debt	621,396	109,583
Payments of debt	(300,059)	(36,647)
Dividends paid	(8,808)	(4,377)
Sale of common stock	10,132	8,024
Acquisition of treasury stock	(281,335)	(69,081)
Tax benefit of stock options exercised	1,765	-

Net cash used by financing activities	43,091	7,502

Effect of exchange rate changes on cash	(11)	(53)

Net increase in cash and cash equivalents	87,669	(4,927)
Cash and cash equivalents at beginning of period	4,163	10,889

Cash and cash equivalents at end of period	91,832	5,962

Supplemental cash flow information:
Cash paid (received) during the period for:
Interest	8,732	6,076
Income taxes	17,563	(1,636)
Payments on capital leases and installment payment arrangements	21,951	15,967
Payments on software and data license liabilities	7,304	5,328
Other debt payments, excluding line of credit	1,804	2,434
Noncash investing and financing activities:
Software licenses and maintenance acquired under software obligation	-	6,219
Acquisition of property and equipment under capital lease
and installment payment arrangements	14,601	29,115
Construction and other financing	7,752	3,144

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Six Months Ended

	September 30,

	2006	2005

Cash flows from operating activities:
Net earnings	39,524	13,788
Non-cash operating activities:
Depreciation and amortization	115,983	112,638
Gain on disposal or impairment of assets, net	(1,670)	(927)
Deferred income taxes	(422)	8,015
Non-cash stock compensation expense	1,144	622
Changes in operating assets and liabilities:
Accounts receivable	(6,835)	(5,286)
Other assets	(1,390)	(15,160)
Accounts payable and other liabilities	(8,823)	(1,371)
Deferred revenue	(16,752)	(6,058)

Net cash provided by operating activities	120,759	106,261

Cash flows from investing activities:
Disposition of operations	-	1,529
Sale of assets	-	3,613
Capitalized software	(12,645)	(11,482)
Capital expenditures	(3,477)	(5,954)
Cash collected from the sale and license of software	10,000	-
Deferral of costs	(33,446)	(34,895)
Payments received from investments	2,708	762
Net cash paid in acquisitions	-	(141,526)

Net cash used by investing activities	(36,860)	(187,953)

Cash flows from financing activities:
Proceeds from debt	650,269	391,289
Payments of debt	(367,925)	(90,777)
Dividends paid	(8,808)	(8,809)

Sale of common stock	16,905	21,551
Acquisition of treasury stock	(293,300)	(229,435)
Tax benefit of stock options exercised	2,844	-

Net cash used by financing activities	(15)	83,819

Effect of exchange rate changes on cash	243	(350)

Net increase in cash and cash equivalents	84,127	1,777
Cash and cash equivalents at beginning of period	7,705	4,185

Cash and cash equivalents at end of period	91,832	5,962

Supplemental cash flow information:
Cash paid (received) during the period for:
Interest	16,562	10,473
Income taxes	22,831	(1,446)
Payments on capital leases and installment payment arrangements	40,856	35,895
Payments on software and data license liabilities	15,151	16,266
Other debt payments, excluding line of credit	3,515	3,791
Noncash investing and financing activities:
Issuance of options for acquisition	-	7,541
Software licenses and maintenance acquired under software obligation	15,266	8,380
Acquisition of property and equipment under capital lease
and installment payment arrangements	34,027	55,573
Construction and other financing	13,656	6,798

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW AVAILABLE TO EQUITY
AND RECONCILIATION TO OPERATING CASH FLOW
(Unaudited)
(Dollars in thousands)

	06/30/05	09/30/05	12/31/05	03/31/06	FY2006	06/30/06	09/30/06	YTD FY2007

Net cash provided by operating activities	61,476	44,785	95,414	74,158	275,833	56,350	64,409	120,759
Less:
Tax benefit of stock options and warrants	-	-	-	(19,097)	(19,097)	-	-	-

Subtotal	61,476	44,785	95,414	55,061	256,736	56,350	64,409	120,759

Plus:
Proceeds received from the disposition of operations	-	1,529	3,315	-	4,844	-	-	-
Proceeds received from the disposition of assets	-	3,613	1,510	-	5,123	-	-	-
Payments received from investments	721	41	2,093	905	3,760	783	1,925	2,708
Less:
Capitalized software	(5,673)	(5,809)	(5,204)	(5,217)	(21,903)	(5,719)	(6,926)	(12,645)
Capital expenditures	(2,929)	(3,025)	(401)	(493)	(6,848)	(217)	(3,260)	(3,477)
Deferral of costs	(16,192)	(18,703)	(19,603)	(15,956)	(70,454)	(16,887)	(16,559)	(33,446)
Payments on capital leases and installment payment arrangements	(19,929)	(15,967)	(17,994)	(18,342)	(72,232)	(18,905)	(21,951)	(40,856)
Payments on software and data license liabilities	(10,938)	(5,328)	(7,344)	(5,459)	(29,069)	(7,847)	(7,304)	(15,151)
Other required debt payments	(1,357)	(2,434)	(1,715)	(3,796)	(9,302)	(1,711)	(1,804)	(3,515)

Subtotal	5,179	(1,298)	50,071	6,703	60,655	5,847	8,530	14,377

Plus:
Tax benefit of stock options and warrants	-	-	-	19,097	19,097	1,079	1,765	2,844

Subtotal	5,179	(1,298)	50,071	25,800	79,752	6,926	10,295	17,221

Plus:
Cash collected from sale of software	-	-	20,000	-	20,000	5,000	5,000	10,000

Total	5,179	(1,298)	70,071	25,800	99,752	11,926	15,295	27,221

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

								Q2 FY06 to Q2 FY07		Q1 FY07 to Q2 FY07
	06/30/05	09/30/05	12/31/05	03/31/06	FY2006	06/30/06	09/30/06%		$	%	$
Revenue:
Services	238,499	253,193	263,266	257,591	1,012,549	261,892	266,099	5.1%	12,906	1.6%	4,207
Data	71,772	77,330	84,165	86,752	320,019	74,813	82,220	6.3%	4,890	9.9%	7,407
Total revenue	310,271	330,523	347,431	344,343	1,332,568	336,705	348,319	5.4%	17,796	3.4%	11,614

Operating costs and expenses:
Cost of revenue
Services	194,349	191,883	189,502	196,428	772,162	196,073	201,384	5.0%	9,501	2.7%	5,311
Data	48,885	52,124	48,799	52,142	201,950	49,572	51,062	-2.0%	(1,062)	3.0%	1,490
Total cost of revenue	243,234	244,007	238,301	248,570	974,112	245,645	252,446	3.5%	8,439	2.8%	6,801

Selling, general and administrative	53,700	54,902	57,625	51,642	217,869	54,745	54,008	-1.6%	(894)	-1.3%	(737)
Gains, losses and other items, net	(1,637)	12,799	(1,202)	(456)	9,504	0	0	-100.0%	(12,799)	0.0%	0

Total operating costs and expenses	295,297	311,708	294,724	299,756	1,201,485	300,390	306,454	-1.7%	(5,254)	2.0%	6,064

Income from operations	14,974	18,815	52,707	44,587	131,083	36,315	41,865	122.5%	23,050	15.3%	5,550
% Margin	4.8%	5.7%	15.2%	12.9%	9.8%	10.8%	12.0%
Other income (expense)
Interest expense	(5,162)	(7,416)	(8,635)	(7,531)	(28,744)	(7,769)	(8,950)	20.7%	(1,534)	15.2%	(1,181)
Other, net	891	1,050	(71)	135	2,005	647	2,685	155.7%	1,635	315.0%	2,038
Total other income (expense)	(4,271)	(6,366)	(8,706)	(7,396)	(26,739)	(7,122)	(6,265)	-1.6%	101	-12.0%	857

Earnings before income taxes	10,703	12,449	44,001	37,191	104,344	29,193	35,600	186.0%	23,151	21.9%	6,407
Income taxes	4,064	5,300	16,720	14,132	40,216	11,385	13,884	162.0%	8,584	21.9%	2,499

Net earnings	6,639	7,149	27,281	23,059	64,128	17,808	21,716	203.8%	14,567	21.9%	3,908

Diluted earnings (loss) per share	0.07	0.08	0.31	0.26	0.71	0.20	0.25	212.5%	0.17	25.0%	0.05

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - INTERNAL FORMAT
(Unaudited)
(Dollars in thousands, except earnings per share)

								Q2 FY06 to Q2 FY07		Q1 FY07 to Q2 FY07
	06/30/05	09/30/05	12/31/05	03/31/06	FY2006	06/30/06	09/30/06%		$	%	$

Revenue	310,271	330,523	347,431	344,343	1,332,568	336,705	348,319	5.4%	17,796	3.4%	11,614

Operating costs and expenses:

Salaries and benefits	126,264	127,325	129,888	132,579	516,056	135,917	139,557	9.6%	12,232	2.7%	3,640

Computer, communications and other equipment	77,647	76,250	73,614	71,730	299,241	73,119	72,685	-4.7%	(3,565)	-0.6%	(434)

Data costs	41,831	44,752	42,021	44,593	173,197	43,372	44,196	-1.2%	(556)	1.9%	824

Other operating costs and expenses	51,192	50,582	50,403	51,310	203,487	47,982	50,016	-1.1%	(566)	4.2%	2,034

Gains, losses and other items, net	(1,637)	12,799	(1,202)	(456)	9,504	-	-	-100.0%	(12,799)	0.0%	0

Total operating costs and expenses	295,297	311,708	294,724	299,756	1,201,485	300,390	306,454	-1.7%	(5,254)	2.0%	6,064

Income (loss) from operations	14,974	18,815	52,707	44,587	131,083	36,315	41,865	122.5%	23,050	15.3%	5,550
Operating Margin	4.8%	5.7%	15.2%	12.9%	9.8%	10.8%	12.0%
Other income (expense):
Interest expense	(5,162)	(7,416)	(8,635)	(7,531)	(28,744)	(7,769)	(8,950)	20.7%	(1,534)	15.2%	(1,181)
Other, net	891	1,050	(71)	135	2,005	647	2,685	155.7%	1,635	315.0%	2,038

	(4,271)	(6,366)	(8,706)	(7,396)	(26,739)	(7,122)	(6,265)	-1.6%	101	-12.0%	857

Earnings (loss) before income taxes	10,703	12,449	44,001	37,191	104,344	29,193	35,600	186.0%	23,151	21.9%	6,407

Income taxes	4,064	5,300	16,720	14,132	40,216	11,385	13,884	162.0%	8,584	21.9%	2,499

Net earnings (loss)	6,639	7,149	27,281	23,059	64,128	17,808	21,716	203.8%	14,567	21.9%	3,908

Diluted earnings (loss) per share	0.07	0.08	0.31	0.26	0.71	0.20	0.25	212.5%	0.17	25.0%	0.05

ACXIOM CORPORATION AND SUBSIDIARIES
MARGIN ANALYSIS
(Unaudited)

								Q2 FY06 to Q2 FY07		Q1 FY07 to Q2 FY07
	06/30/05	09/30/05	12/31/05	03/31/06	FY2006	06/30/06	09/30/06%		$	%	$

Gross profit	67,037	86,516	109,130	95,773	358,456	91,060	95,873	10.8%	9,357	5.3%	4,813
Gross margin	21.6%	26.2%	31.4%	27.8%	26.9%	27.0%	27.5%

Operating margin	4.8%	5.7%	15.2%	12.9%	9.8%	10.8%	12.0%

Services gross profit	44,150	61,310	73,764	61,163	240,387	65,819	64,715	5.6%	3,405	-1.7%	(1,104)
Services gross margin	18.5%	24.2%	28.0%	23.7%	23.7%	25.1%	24.3%

Data gross profit	22,887	25,206	35,366	34,610	118,069	25,241	31,158	23.6%	5,952	23.4%	5,917
Data gross margin	31.9%	32.6%	42.0%	39.9%	36.9%	33.7%	37.9%

ACXIOM CORPORATION AND SUBSIDIARIES
EXPENSE TREND ANALYSIS
(Unaudited)

	06/30/05	09/30/05	12/31/05	03/31/06	FY2006	06/30/06	09/30/06	YTD FY2007

Salaries and benefits % of revenue	40.7%	38.5%	37.4%	38.5%	38.7%	40.4%	40.1%	40.2%

Computer, communications and other
equipment % of revenue	25.0%	23.1%	21.2%	20.8%	22.5%	21.7%	20.9%	21.3%

Data costs % of revenue	13.5%	13.5%	12.1%	13.0%	13.0%	12.9%	12.7%	12.8%

Other operating costs and expenses % of revenue	16.5%	15.3%	14.5%	14.9%	15.3%	14.3%	14.4%	14.3%

Total operating costs and expenses % of revenue	95.2%	94.3%	84.8%	87.1%	90.2%	89.2%	88.0%	88.6%

SG&A % of revenue	17.3%	16.6%	16.6%	15.0%	16.3%	16.3%	15.5%	15.9%

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED OPERATIONS INFORMATION (NON-GAAP MEASUREMENTS)
FOR THE QUARTER ENDED SEPTEMBER 30, 2005
(Unaudited)
(Dollars in thousands, except earnings per share)

	Income from operations	Earnings before income taxes	Net earnings	Diluted earnings per share

As reported for GAAP	18,815	12,449	7,149	0.08

Unusual charges excluded for comparison:
Gains, losses and other items, net	12,799	12,799	8,505
Selling, general and administrative expense	2,977	2,977	1,846

As adjusted for comparison purposes	34,591	28,225	17,500	0.20

The unusual charges excluded above are associated with restructuring, the sale of non-strategic operations, investment banking and other fees associated with representation of the Company related to activities by ValueAct Capital, and expenses related to a lawsuit resolved during the quarter. Management has previously excluded these charges for purposes of comparison to the
Company's road map targets since these charges were not considered when setting the road map targets. Management also believes it will be useful to investors to exclude these charges from the prior year for purposes of comparison to the current year results.

ACXIOM CORPORATION

Financial Road Map
(as of September 30, 2006)

	Actual	Actual	Actual	Target	Long-Term Goals
Years Ending March 31,	Fiscal 2006	Q2 Fiscal 2007	YTD Fiscal 2007	Fiscal 2007	Fiscal 2010

U.S. Revenue Growth	13.6%	4.8%	7.2%	7% to 10%	8% to 11% (CAGR)
U.S. Revenue	$1,148 million	$300 million	$592 million	$1,230 to $1,260 mil	-

International Revenue Growth	-13.0%	8.9%	4.9%	0% to 5%	5% to 8% (CAGR)
International Revenue	$185 million	$48 million	$93 million	$185 to $195 mil	-

U.S. Operating Margin	11.6%	13.4%	12.9%	14% to 15%	16% to 18%
Adjusted U.S. Operating Margin	12.4%[2]

International Operating Margin	-1.1%	3.7%	2.3%	2% to 4%	12% to 15%
Adjusted International Operating Margin	2.5%[3]

Return on Assets [1]	8.5%	11.2%	11.2%	11% to 13%	14% to 17%
Adjusted Return on Assets [1]	9.5%[2]

Return on Invested Capital [1]	11.4%[2]	13.4%	13.4%	13% to 15%	16% to 19%

Operating Cash Flow	$276 million	$64 million	$121 million	$280 to $300 mil	$320 to $360 mil

Free Cash Flow to Equity	$100 million	$15 million	$27 million	$113 to $133 mil	$140 to $160 mil

Revolving Credit Line Balance	$252 million	$0 million	$0 million	< $500 mil	< $500 mil

Dividends Per Share	$0.20	$0.05	$0.10	$0.22	$0.24 to $0.28

1 ROA and ROIC are calculated on a trailing 4 quarters basis.

2 Results exclude unusual charges of $9.1 million for U.S. and $6.7 million for International in the quarter ended September 30, 2005. These charges are excluded when calculating performance compared to the Road Map since they were not considered in setting the Road Map target. All other time periods are as reported for GAAP.

Reconciliation of Non-GAAP Measurements
(Dollars in thousands)

		Actual	Actual	Actual	Target		Long-Term Goals
	Years Ending March 31,	Fiscal 2006	Q2 Fiscal 2007	YTD Fiscal 2007	Fiscal 2007		Fiscal 2010

U.S. Operating Margin

	U.S. Revenue	1,147,641	300,204	591,623

	U.S. Operating Income	133,072	40,090	76,040
	U.S. Operating Income Margin	11.6%	13.4%	12.9%

	Gains, losses and nonrecurring items, net	6,147	0	0
	ValueAct Defense	2,216	0	0
	Lawsuit Expenses	761	0	0
	Adjusted U.S. Operating Income (1)	142,196	40,090	76,040
	Adjusted U.S. Operating Income Margin (1)	12.4%	13.4%	12.9%

International Operating Margin

	International Revenue	184,927	48,115	93,401

	International Operating Income	(1,991)	1,775	2,140
	International Operating Income Margin	-1.1%	3.7%	2.3%

	Gains, losses and nonrecurring items, net	6,652	0	0
	Adjusted International Operating Income (1)	4,661	1,775	2,140
	Adjusted International Operating Income Margin (1)	2.5%	3.7%	2.3%

Free Cash Flow to Equity					Low	High	Low	High

	Net cash provided by operating activities	275,833	64,409	120,759	280,000	300,000	320,000	360,000

Plus:	Proceeds received from disposition of assets	5,123	0	0	0	0	0	0
	Proceeds received from disposition of operations	4,844	0	0	0	0	0	0
	Cash received from investments	3,760	1,925	2,708	1,000	1,000	0	0
	Tax benefit of stock option and warrant exercise	0	1,765	2,844	7,000	7,000	10,000	10,000
	Proceeds received from sale of software	20,000	5,000	10,000	10,000	10,000	0	0
		33,727	8,690	15,552	18,000	18,000	10,000	10,000

Less:	Capitalized software	(21,903)	(6,926)	(12,645)	(20,000)	(20,000)	(20,000)	(25,000)
	Capital expenditures	(6,848)	(3,260)	(3,477)	(7,000)	(7,000)	(10,000)	(10,000)
	Deferral of costs	(70,454)	(16,559)	(33,446)	(60,000)	(60,000)	(65,000)	(75,000)
	Capital lease and installment payments	(72,232)	(21,951)	(40,856)	(60,000)	(60,000)	(65,000)	(70,000)
	Software and data license liability payments	(29,069)	(7,304)	(15,151)	(28,000)	(28,000)	(25,000)	(25,000)
	Other debt payments	(9,302)	(1,804)	(3,515)	(10,000)	(10,000)	(5,000)	(5,000)
		(209,808)	(57,804)	(109,090)	(185,000)	(185,000)	(190,000)	(210,000)

Free cash flow to equity	99,752	15,295	27,221	113,000	to	133,000	140,000	to	160,000

Free cash flow to equity as defined by the Company may not be comparable to similarly titled measures reported by other companies. Management of the Company has included free cash flow to equity in this

Financial Road Map representing the amount of money available for the Company's discretionary spending. Management believes that it provides investors with a useful alternative measure of liquidity by allowing an assessment of the amount of cash available for general corporate and strategic purposes after funding operating activities and capital expenditures, capitalized software expenses, deferred costs and required debt repayments. The above table reconciles free cash flow to equity to cash provided by operating activities, the nearest comparable GAAP measure.

Notes
1

Results exclude unusual charges of $9.1 million for U.S. and $6.7 million for International in the quarter ended September 30, 2005. These charges are excluded when calculating performance compared to the Road Map since they were not considered in setting the Road Map target. All other time periods are as reported for GAAP.

Reconciliation of Non-GAAP Measurements
(Dollars in thousands)

	Actual			Actual		Actual		Target						Long-Term Goals
	Fiscal 2006			Q2 Fiscal 2007		YTD Fiscal 2007		Fiscal 2007						Fiscal 2010

Return on Assets (ROA) and		Adjusted						ROA			ROIC			ROA			ROIC
Return on Invested Capital (ROIC)	ROA	ROA	ROIC	ROA	ROIC	ROA	ROIC	Low		High	Low		High	Low		High	Low		High

Numerator:
Income from operations (3)	131,083	131,083	131,083	175,474	175,474	175,474	175,474	175,500		196,900	175,500		196,900	268,600		337,600	268,600		337,600
Unusual Charges, Net (1)		15,776	15,776
Add implied interest on operating leases			11,696		10,789		10,789				11,000		11,000				9,000		9,000
	131,083	146,859	158,554	175,474	186,263	175,474	186,263	175,500		196,900	186,500		207,900	268,600		337,600	277,600		346,600

Denominator:
Average total assets	1,549,933	1,549,933	1,549,933	1,567,299	1,567,299	1,567,299	1,567,299	1,550,000		1,575,000	1,550,000		1,550,000	1,860,000		1,960,000	1,860,000		1,960,000
Less average cash (2)			(8,616)		(28,402)		(28,402)				(10,000)		(10,000)				(10,000)		(10,000)
Less average non-interest bearing current liabilities			(288,063)		(281,544)		(281,544)				(277,000)		(288,000)				(261,000)		(285,000)
Plus average present value of operating leases			135,190		130,545		130,545				133,000		133,000				114,000		114,000

	1,549,933	1,549,933	1,388,444	1,567,299	1,387,899	1,567,299	1,387,899	1,550,000		1,575,000	1,396,000		1,385,000	1,860,000		1,960,000	1,703,000		1,779,000

Return on invested capital	8.5%	9.5%	11.4%	11.2%	13.4%	11.2%	13.4%	11%	to	13%	13%	to	15%	14%	to	17%	16%	to	19%

Notes
1

Results exclude unusual charges of $9.1 million for U.S. and $6.7 million for International in the quarter ended September 30, 2005. These charges are excluded when calculating performance compared to the Road Map since they were not considered in setting the Road Map target. All other time periods are as reported for GAAP.
2	Future cash balances above $10.0 million are assumed to be invested at money market rates and are excluded from this operating cash adjustment.
3	Trailing four quarters.

Return on Invested Capital (ROIC) as defined by the Company, may not be comparable to similarly titled measures reported by other companies. Management of the Company has included ROIC in this

Financial Road Map because it measures the capital efficiency of our business. ROIC does not consider whether the business is financed with debt or equity; rather ROIC calculates a return on all capital invested in the business.

The above table reconciles ROIC to a ROA calculation using GAAP numbers. The Company uses ROIC in a number of ways, including pricing analysis, capital expenditure evaluation, and merger and acquisition valuation.

General Road Map Definitions

1.	Revenue Growth is defined as the percentage growth compared to the previous corresponding fiscal year or comparable period.
2.	Operating Margin is defined as the income from operations as a percentage of revenue.
3.	Operating Cash Flow is as shown on the Company's cash flow statement.
4.

Free Cash Flow to Equity is defined as cash flow from operating activities plus or minus cash flow from investing activities (excluding net cash paid for acquisitions), less required payments of debt (total debt payments excluding payments on the line of credit).

5.	Revolving Credit Line Balance is defined as actual funds borrowed under the Company’s revolving line of credit facility at the end of the period.
6.	Dividends Per Share is defined as the sum of the dividends for that period.
7.	Return on Assets (ROA) is defined as income from operations divided by average total assets for the trailing four quarters.
8.

Return on Invested Capital (ROIC) is defined as trailing four quarters income from operations adjusted for the implied interest expense included in operating leases divided by the trailing four quarters' average invested capital.

The implied interest adjustment for operating leases is calculated by multiplying the average quarterly balances of the present value of operating leases [(beginning balance + ending balance)/2] x an 8% implied interest rate on the leases. Average invested capital is defined as the trailing four-quarter average of the ending quarterly balances for total assets less operating cash, less non-interest bearing liabilities (current liabilities less the current portion of long-term debt), plus the present value of operating leases.